Exhibit 99.1

CONAGRA FOODS, CARGILL AND CHS ANNOUNCE AGREEMENT TO FORM JOINT VENTURE COMBINING FLOUR MILLING BUSINESSES INTO NEW COMPANY, ARDENT MILLS

Ardent Mills will:

•	Combine the operations of ConAgra Mills and Horizon Milling to create a premier flour milling company.

•	Connect the strengths and capabilities of ConAgra Foods, Cargill and CHS to benefit bakery and food company customers with innovative flour and grain products, services and solutions.

OMAHA, Neb., and MINNEAPOLIS – March 5, 2013 – ConAgra Foods, Cargill and CHS announced today a definitive agreement to combine their North American flour milling businesses to form Ardent Mills, a new flour milling company that will serve customers in the baking and food industries.

Ardent Mills will bring together two of the nation’s leading and most respected flour milling companies: ConAgra Mills and Horizon Milling, a Cargill-CHS joint venture formed in 2002. The new company will take advantage of the combined assets, capabilities and experience of ConAgra Foods, Cargill and CHS to bring innovative flour and grain products, services and solutions to the marketplace.

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Ardent Mills’ vision will be to help customers increase their growth and profitability in an ever-changing marketplace. Its products will be backed by an extensive network of wheat sourcing capabilities and flour milling and bakery mix facilities across North America. The company will offer a unique set of services, including product development resources, technical and application support, supply chain management and commodity price risk management. Ardent Mills also will tap the market knowledge, transportation logistics, consumer insights, food ingredients and culinary expertise currently available through ConAgra Foods, Cargill and CHS.

Suppliers, including the many farmers and cooperatives that currently provide wheat to the milling operations of ConAgra Mills and Horizon Milling, are expected to benefit from the additional sourcing opportunities provided by Ardent Mills’ asset base, as well as from more opportunities to make value-adding connections to consumers.

Ardent Mills will operate as an independent joint venture of its three parent companies, Omaha, Neb.-based ConAgra Foods, Minneapolis, Minn.-based Cargill and St. Paul, Minn.-based CHS. Dan Dye, who currently serves as president of Horizon Milling, will lead Ardent Mills as chief executive officer once the new company is formed. Dye will be joined by Bill Stoufer, current president of ConAgra Mills, as Ardent Mills’ chief operating officer and chief integration officer. The company’s operations and services will be supported by 44 flour mills, three bakery mix facilities and a specialty bakery, all located in the U.S., Canada and Puerto Rico. The location of its headquarters will be determined at a later date.

ConAgra Foods and Cargill will each own a 44 percent stake in Ardent Mills, with CHS owning a 12 percent interest. All three companies will have representatives on Ardent Mills’ board of directors.

“We’re excited about this unprecedented step to further our heritage in milling while creating long-term value for ConAgra Foods’ shareholders,” said ConAgra Foods Chief Executive Officer Gary Rodkin. “Ardent Mills will set the new industry standard by addressing the most important issues facing customers, such as commodity price volatility, increasingly sophisticated food safety requirements, the need for more cost-effective supply chains and growing market demand for more innovation in products and processes.”

“The future of flour milling is tied to serving the innovation and supply chain management challenges of food producers,” said Scott Portnoy, corporate vice president, Cargill. “This is what makes us excited about Ardent Mills. It will have the knowledge and experience to help customers develop foods that appeal to consumers’ changing taste and texture preferences, while also meeting their nutritional needs. It also will have the assets and capabilities to help customers improve the efficiency of their supply chains and strengthen their commodity risk management.”

“As part of Ardent Mills, CHS farmer-owners will have more opportunity to further connect the wheat they produce to the consumer marketplace,” said Mark Palmquist, executive vice president and chief operating officer, Ag Business, CHS. Palmquist added that CHS, the nation’s leading producer-owned cooperative, will be among the new company’s wheat suppliers.

ConAgra Foods, Cargill and CHS will contribute their respective milling operations to Ardent Mills on a cash-free, debt-free basis in exchange for the agreed ownership interests. Sales for ConAgra Mills, currently a part of ConAgra Foods’ Commercial Foods segment, were approximately $1.8 billion in its fiscal year ended May 27, 2012. Sales for Horizon Milling were approximately $2.5 billion in its fiscal year ended May 31, 2012. The owners intend for Ardent Mills to be self-financed through cash flow from operations and its own bank debt and credit facility. The structure and amount of Ardent Mills’ debt financing will be determined during the pre-close period. The owners intend to receive cash distributions from Ardent Mills at closing. Initial estimates of the total proceeds to be distributed range from $800 million to $1 billion.

The formation of Ardent Mills is expected to be completed in late calendar year 2013, following regulatory clearances, financing and the satisfaction of customary closing conditions.

ConAgra Foods, Cargill and CHS look forward to completing the formation of Ardent Mills, creating an exciting, dynamic new company that will utilize its farm-to-consumer knowledge and capabilities to serve bakery and food company customers even better than today.

To learn more about Ardent Mills, visit www.ardentmills.com.

About ConAgra Foods

ConAgra Foods, Inc., (NYSE: CAG) is one of North America’s largest packaged food companies. Its balanced portfolio includes consumer brands found in 97 percent of America’s households, the largest private brand packaged food business in North America, and a strong commercial and foodservice business. Consumers can find recognized brands such as Banquet®, Chef Boyardee®, Egg Beaters®, Healthy Choice®, Hebrew National®, Hunt’s®, Marie Callender’s®, Orville Redenbacher’s®, PAM®, Peter Pan®, Reddi-wip®, Slim Jim®, Snack Pack® and many other ConAgra Foods brands, along with food sold by ConAgra Foods under private brand labels, in grocery, convenience, mass merchandise, club stores and drugstores. ConAgra Foods also has a strong commercial foods presence, supplying frozen potato and sweet potato products as well as other vegetable, spice, bakery and grain products to a variety of well-known restaurants, foodservice operators and commercial customers. For more information, please visit us at www.conagrafoods.com.

About Cargill

Cargill is an international producer and marketer of food, agricultural, financial and industrial products and services. Founded in 1865, the privately held company employs 142,000 people in 65 countries. Cargill helps customers succeed through collaboration and innovation, and is committed to applying its global knowledge and experience to help meet economic, environmental and social challenges wherever it does business. For more information, visit Cargill.com and its news center.

About CHS

CHS Inc. (NASDAQ: CHSCP) is a leading global agribusiness owned by farmers, ranchers and cooperatives across the United States. Diversified in energy, grains and foods, CHS is committed to helping its customers, farmer-owners and other stakeholders grow their businesses through its domestic and global operations. CHS, a Fortune 100 company, supplies energy, crop nutrients, grain marketing services, livestock feed, food and food ingredients, along with business solutions including insurance, financial and risk management services. The company operates petroleum refineries/pipelines and manufactures, markets and distributes Cenex® brand refined fuels, lubricants, propane and renewable energy products. Visit us at www.chsinc.com.

Cautionary Statement Regarding Forward-looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on ConAgra Foods’ current expectations and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding expected synergies and benefits of the potential combination of the flour milling businesses of ConAgra Foods, Cargill and CHS, expectations about future business plans, prospective performance and opportunities, regulatory approvals and the expected timing of the completion of the transaction. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words. There is no assurance that the potential transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include the timing to consummate a potential transaction among ConAgra Foods, Cargill and CHS; the ability and timing to obtain required regulatory approvals and satisfy other closing conditions; the Joint Venture’s ability to realize the cost synergies contemplated by the potential transaction; the Joint Venture’s ability to promptly and effectively integrate the business of ConAgra Foods, Cargill and CHS; the availability and prices of raw materials, including any negative effects caused by inflation and adverse weather conditions; future economic circumstances; industry conditions; the Joint Venture’s ability to execute its operating plans; the competitive environment and related market conditions; operating efficiencies; access to capital; actions of governments and regulatory factors affecting the Joint Venture’s businesses; and other risks and uncertainties pertinent to ConAgra Mills and discussed in ConAgra Foods’ filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. ConAgra Foods disclaims any obligation to update or revise statements contained in this release to reflect future events or circumstances or otherwise.

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